                                                              Exhibit 1

                  HORIZON ENERGY DEVELOPMENT, INC.
                            BALANCE SHEET
                             (Unaudited)

                                                       At March 31, 2001
                                                       -----------------
ASSETS
Property Plant & Equipment
   Property Plant & Equipment                             $263,541,078
   Accumulated D, D & A                                    (83,611,934)
                                                          ------------
Net Property, Plant & Equipment                            179,929,144
                                                          ------------

Current Assets:
   Cash and Temporary Cash Investments                       8,518,607
   Receivables - Net                                         8,222,916
   Unbilled Utility Revenue                                  3,426,806
   Materials/Supplies - Average Cost                         3,125,229
   Prepayments                                                  45,524
                                                          ------------
Current Assets                                              23,339,082
                                                          ------------

Other Assets                                                10,345,520
                                                          ------------

Total Assets                                              $213,613,746
                                                          ============

CAPITALIZATION & LIABILITIES
Capitalization:
   Capital Stock of Subsidiaries                                $4,750
 Paid in Capital                                            38,245,591
   Earnings Reinvested in Business                          (1,103,222)
   Accumulated Other Comprehensive Income (Loss)           (26,047,017)
                                                          ------------
Total Common Stock Equity                                   11,100,102
                                                          ------------

   Long-Term Debt Net of Current Portion                    25,688,255
   Notes Payable - Intercompany - Long Term                 90,000,000
                                                          ------------
Total Capitalization                                       126,788,357
                                                          ------------

Minority Interest in Foreign Subsidiaries                   25,610,204
                                                          ------------

Liabilities:
   Notes Payable to Banks                                   16,022,380
   Notes Payable - Intercompany                              9,800,000
   Long Term Debt Due Current                                8,737,661
   Accounts Payable - Other                                  6,943,723
   Accounts Payable - Intercompany                           3,981,956
   Other Accruals & Current Liabilities                      2,281,995
                                                          ------------
Total Current Liabilities                                   47,767,715
                                                          ------------

Deferred Credits:
   Accumulated Deferred Income Tax                          11,703,082
   Liability for Derivative Financial Instruments              877,924
   Other Deferred Credit                                       866,464
                                                          ------------
Total Deferred Credits                                      13,447,470
                                                          ------------

Total Capitalization & Liabilities                        $213,613,746
                                                          ============